UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 23, 2008

Memry Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-15971	06-1084424
(Commission File Number)	(IRS Employer Identification No.)

3 Berkshire Boulevard, Bethel, Connecticut	06801
(Address of principal executive offices)	(Zip Code)

(203) 739-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On June 24, 2008, Memry Corporation, a Delaware corporation (“Memry”), SAES Getters S.p.A, an Italian Group (the “Parent”) and SAES Devices Corp, a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will, subject to the terms and conditions of the Merger Agreement, merge with and into Memry, with Memry continuing as the surviving corporation and as an indirect wholly owned subsidiary of Parent (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, which has been approved by the Boards of Directors of both Memry and Parent, if the Merger is completed, each share of Memry common stock will be converted into the right to receive $2.51 in cash. In addition, any outstanding Memry stock options that are not then vested and exercisable will vest on an accelerated basis immediately prior to the effective time of the Merger. At the effective time of the Merger, any vested, exercisable and outstanding Memry stock options will be exchanged for a cash payment for each underlying share equal to the excess, if any, of $2.51 over the exercise price per share.

Memry has made various representations and warranties and has agreed to specified covenants in the Merger Agreement, including covenants relating to Memry’s conduct of its business between the date of the Merger Agreement and the closing of the Merger, restrictions on solicitation of proposals with respect to alternative transactions, governmental filings and approvals, public disclosures and other matters.

The Merger Agreement contains in Article VI certain termination rights of Parent and Memry and provides that, upon the termination of the Merger Agreement under certain specified circumstances, Memry will be required to pay to Parent a termination fee of $3,500,000 plus expenses not to exceed $1,500,000.

The completion of the Merger is subject to specified conditions, including regulatory approvals and adoption of the Merger Agreement by Memry stockholders. The Merger is not subject to the Parent obtaining financing.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Memry or Parent. In particular, the assertions embodied in Memry’s representations and warranties contained in the Merger Agreement are qualified by information in the disclosure schedule provided by Memry to Parent in connection with the signing of the Merger Agreement. This disclosure schedule, which is not being filed, contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Memry and Parent rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Memry or the Parent.

Concurrently with the execution of the Merger Agreement, pursuant to the terms of the voting agreement attached as an exhibit to the Merger Agreement, certain stockholders of Memry agreed to vote all common stock beneficially owned by them in favor of the Merger.

Additional Information and Where to Find It

Memry plans to file a proxy statement with the Securities and Exchange Commission (“SEC”) relating to a solicitation of proxies from its stockholders in connection with the Merger. Investors and security holders are advised to read the proxy statement and such other materials when they become available because they will contain important information about the Merger and Memry. Investors and security holders will be able to obtain a free copy of the proxy statement and any other documents filed by Memry from the SEC web site at www.sec.gov and from Memry’s website at www.memry.com under the tab “Investors” and then under “SEC filings.”

Memry and its executive officers and directors may be deemed to be participants in the solicitations of proxies from the stockholders of Memry in favor of the proposed transaction. A list of the names of Memry’s executive officers and directors, and a description of their respective interests in Memry, are set forth in the proxy statement for Memry’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on October 19, 2007, and in any documents subsequently filed by its directors and executive officers under the Securities Exchange Act of 1934, as amended.

Retention Agreements

On June 24, 2008, Memry also entered into Retention Agreements (collectively, “Retention Agreements”) between Memry and each of Dean Tulumaris, Richard Sowerby and Marcy Macdonald. The retention agreements provide for Memry to pay within 10 days after the earlier of (i) closing of the Merger and (ii) 45 days after the termination of such employee without cause prior to the closing of the Merger, a lump sum cash payment, less applicable taxes, equal to the following amounts:

Dean Tulumaris: $130,000
Richard Sowerby: $110,000
Marcy Macdonald: $80,000

The description of the Retention Agreements set forth above is not complete and is qualified in its entirety by reference to the full text of the form of retention agreement between Memry and each of the officers listed above, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Director Indemnification Agreements

On June 24, 2008, Memry entered into indemnification agreements with each of its directors. The indemnification agreements require Memry, with certain exceptions, to indemnify its directors against liabilities that may arise by reason of their status or service as directors. They also require Memry to advance any expenses incurred by the directors as a result of any proceeding against them as to which they could be indemnified.

The description of the indemnification agreements set forth above is not complete and is qualified in its entirety by reference to the full text of the form of Director Indemnification Agreement between Memry and each of its directors, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 5.02(e) Compensatory Arrangements of Certain Officers.

One June 23, 2008, the compensation committee of the Board of Directors of Memry approved a special non-contingent bonus in the amount of $110,000 to be paid to the Chief Executive Officer, Robert Belcher, as recognition for his efforts in connection with the Merger. The bonus is payable on a date selected by Mr. Belcher (but not later than December 31, 2008) regardless of whether the Merger closes.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1 -	Agreement and Plan of Merger, dated as of June 24, 2008, among SAES Getters S.p.A. SAES Devices Corp., and Memry Corporation*
10.1 -	Form of Retention Letter Agreement
10.2 -	Form of Director Indemnification Agreement
99.1 -	Press Release dated June 24, 2008 issued by Memry Corporation

*Excludes schedules, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMRY CORPORATION

Date: June 25, 2008	By:	/s/ Richard F. Sowerby
Richard F. Sowerby
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 24, 2008, among SAES Getters S.p.A., SAES Devices Corp, and Memry Corporation
10.1	Form of Retention Letter Agreement
10.2	Form of Director Indemnification Agreement
99.1	Press Release